UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 15, 2010
Date of Earliest Event Reported: August 23, 2010

MEDCAREERS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152444	26-1580812
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 2925
Atlanta, GA  30328
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (888) 561-2780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On or around August 23, 2010, Charles John Dean, the Vice President, Chief Financial Officer and Treasurer of MedCareers Group, Inc. (the “Company”) resigned.

On or around September 1, 2010, Robert Bryan Crutchfield, the sole Director of the Company, appointed William Goldstein as President, Chief Executive Officer and Secretary of the Company and Marc Bercoon as the Chief Financial Officer and Treasurer of the Company.  Mr. Crutchfield also appointed William Goldstein as a Director of the Company, and immediately thereafter resigned as Director, Chief Executive Officer, President and Secretary of the Company, thereby leaving Mr. Goldstein as the sole Director of the Company.

Mr. Goldstein’s and Mr. Bercoon’s biographical information is provided below:

William Goldstein, age 47:

Since October 2009, Mr. Goldstein has served as an advisory board member to the Company. Since April, 2010, Mr. Goldstein has served as President & COO to Generation Zero Group, Inc. (PK.GNZR).  From August 2003- June 2009, Mr. Goldstein served as a Director of LA Digital Post, Inc., a privately owned post-production equipment rental company.  Since August 2007, Mr. Goldstein has served as Chairman of Travelworm, Inc., an online travel company (“Travelworm”).  Travelworm focuses on hotel bookings in the Las Vegas and other casino markets.  With the downturn in the Las Vegas market resulting from the US and global economic recession, Travelworm filed for Chapter 11 Bankruptcy protection in August 2009 in order to attempt to restructure its debt.  From October 2006 to October 2009, Mr. Goldstein served as a Director of Homeland Security Corp., a privately-owned company in the security industry.  From June 2001 to October 2008, Mr. Goldstein served as Chairman of nPorta, Inc., a private travel technology company.  From February  2005 to June 2006, Mr. Goldstein served as Chairman and Chief Executive Officer of OneTravel Holdings, Inc. (“OneTravel”) formerly known as RCG Companies, Inc.  Subsequent to Mr. Goldstein’s departure from OneTravel, OneTravel filed for Chapter 11 Bankruptcy in July 2006.

Mr. Goldstein received his Bachelors Degree in Business Administration from Old Dominion University in 1987.

Marc Bercoon, age 50:

Since October 2009, Mr. Bercoon has served as a consultant to the Company. Since November 2009, Mr. Bercoon has served as a consultant to Generation Zero Group, Inc. (PK.GNZR).  Since August 2003, Mr. Bercoon has served as Vice President and Director of LA Digital Post, Inc., a privately owned post-production equipment rental company.  Since August 2007, Mr. Bercoon has served as President of Travelworm, Inc., an online travel company (“Travelworm”).  Travelworm focuses on hotel bookings in the Las Vegas and other casino markets.  With the downturn in the Las Vegas market resulting from the US and global economic recession, Travelworm filed for Chapter 11 Bankruptcy protection in August 2009 in order to attempt to restructure its debt.  From October 2006 to October 2009, Mr. Bercoon served as a Director of Homeland Security Corp., a privately-owned company in the security industry.  From September 2006 to October 2008, Mr. Bercoon served as Chief Executive Officer of nPorta, Inc., a private travel technology company.  From March  2005 to April 2005 Mr. Bercoon served as Chief Financial Officer of RCG Companies which was renamed One Travel Holdings, Inc. on or around June 2005, and from April 2005 to June 2006, Mr. Bercoon served as President of OneTravel Holdings, Inc. (“OneTravel”).  Subsequent to Mr. Bercoon’s departure from OneTravel, OneTravel filed for Chapter 11 Bankruptcy in July 2006.

Mr. Bercoon received his Bachelors Degree in accounting from the University of Illinois in 1982 and was enrolled in the Masters of Accounting Science program at the University of Illinois January 1982- June 1982 (no degree was earned).  Mr. Bercoon also received his Juris Doctorate from UCLA School of Law in 1985.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEDCAREERS GROUP, INC.

Date: September 15, 2010	By: /s/ William Goldstein
William Goldstein
Chief Executive Officer